FOR IMMEDIATE RELEASE

ENERJEX RESOURCES ANNOUNCES RECORD REVENUE FOR THE SECOND QUARTER ENDED JUNE 30, 2012, INCLUDING AN 86% INCREASE IN ADJUSTED OIL PRODUCTION AND A 250% INCREASE IN ADJUSTED EBITDA

San Antonio, Texas (August 13, 2012) – EnerJex Resources, Inc. (OTCMarkets: ENRJ) (“EnerJex” or the “Company”), a domestic onshore oil company, announced today that it has filed its SEC Form 10-Q for the quarter ended June 30, 2012. A copy of this document is available through the Company’s website at www.enerjex.com.

Highlights for the second quarter include the following:

▪	Production of 23,464 barrels of oil, an 86% increase adjusted for asset sales.

▪	Record revenue of $2.0 million, a 70% increase adjusted for asset sales.

▪	Operating expenses of $31.8 per net barrel of oil produced, a 45% decrease.

▪	Adjusted earnings before interest, income tax, depletion and amortization (“EBITDA”) of $571,020, a 250% increase.

▪	Completion of drilling 4 new oil development wells and 3 new secondary recovery water injection wells in EnerJex’s Mississippian Project located in Southeast Kansas with a 100% success rate.

▪	Completion of drilling 42 new oil wells and 44 new secondary recovery water injection wells in the Company’s Rantoul Project located in Eastern Kansas with a 100% success rate.

Production volumes during the three months ended June 30, 2012 were 23,464 barrels of oil compared to 18,246 barrels of oil during the three months ended June 30, 2011. Excluding production from properties that were sold during December 2011, production was 12,811 barrels of oil during the three months ended June 30, 2011.

Revenues were $2,049,165 for the second quarter of 2012 compared to $1,685,174 for the second quarter of 2011. Excluding revenue from properties that were sold during December 2011, revenue was $1,204,745 for the second quarter of 2011. The Company realized an average oil price of $87.33 during the second quarter of 2012 compared to $92.36 during the second quarter of 2011.

Lease operating expenses were $745,504 or $31.77 per net barrel of oil produced during the three months ended June 30, 2012 compared to $826,420 or $45.29 per net barrel of oil produced during the three months ended June 30, 2011.

4040 Broadway Street, Suite 305 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM

Operating income was $244,461 for the second quarter of 2012 compared to an operating loss of $178,635 for the second quarter of 2011.

EBITDA was $3,448,439 for the three months ended June 30, 2012 compared to $1,358,549 for the three months ended June 30, 2011. Adjusted to exclude the effect of derivative contracts (oil hedges), EBITDA was $571,020 during the three months ended June 30, 2012 compared to $162,090 in the same period last year.

Net income was $2,970,576 during the second quarter of 2012 compared to $921,600 during the second quarter of 2011. Adjusted to exclude the effect of derivative contracts (oil hedges), net income was $93,157 for the second quarter of 2012 compared to a loss of $274,859 in the same period last year.

Management Comments

EnerJex’s CEO, Robert Watson, Jr., commented, “EnerJex continued to accelerate its oil production and profitability during the second quarter and I expect the Company to demonstrate further growth throughout the year. EnerJex is aggressively drilling new wells in its Rantoul Project and I expect a second rig to accelerate the drilling activities in our our Mississippian Project this quarter.”

About EnerJex Resources, Inc.

EnerJex is a domestic onshore oil company with assets located in Eastern Kansas and South Texas. The Company’s primary business is to acquire, develop, explore and produce oil properties onshore in the United States. Additional information is available on the Company’s web site at www.enerjex.com.

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release regarding the acquisition of operating assets and related agreements; any implied or perceived benefits from any current or future transaction, and any other effects resulting from any of the above, are forward-looking statements. Such statements involve risks and uncertainties, including but not limited to: whether acquired properties will produce at levels consistent with management's expectations; market conditions; the ability of EnerJex to obtain financing for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly purchased assets and any newly acquired employees; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K filed with the United States Securities and Exchange Commission and our Form 10-Q. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

4040 Broadway Street, Suite 305 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM

GAAP Reconciliations

In addition to revenue and net income determined in accordance with GAAP, we have provided a reconciliation of our adjusted revenue, adjusted net income (loss), and adjusted EBITDA (the “Adjusted Figures”) in this release. The Adjusted Figures are non-GAAP financial measures that we use as supplemental measures of our performance. The Adjusted Figures are not measurements of our financial performance under GAAP and should be considered as an alternative to revenue, net income, operating income or any other performance measure derived in accordance with GAAP. It should not be assumed that the Adjusted Figures are comparable to similarly named figures disclosed by other companies. We define adjusted revenue as revenue before the effect of the item listed in the table below, and adjusted net income (loss) and adjusted EBITDA as net income before the effects of the items listed in the tables below.

	QUARTER ENDING
UNAUDITED		June 30, 2011
Revenue	$2,049,165	$1,685,174
Revenue from Divested Assets	$0	($480,429)
Adjusted Revenue	$2,049,165	$1,204,745

	QUARTER ENDING
UNAUDITED	June 30, 2012	June 30, 2011
Net Income	$2,970,576	$921,600
Derivative Gain	($2,877,419)	($1,196,459)
Adjusted Net Income (Loss)	$93,157	($274,859)

	QUARTER ENDING
UNAUDITED	June 30, 2012	June 30, 2011
Net Income	$2,970,576	$921,600
Derivative Gain	($2,877,419)	($1,196,459)
Interest	$69,947	$108,181
Depreciation, Depletion, and Amortization	$407,916	$328,768
Taxes	$0	$0
Adjusted EBITDA	$571,020	$162,090

Contact

EnerJex Resources, Inc.

Robert Watson, Jr., CEO

Phone: (210) 451-5545

or

Investor Relations

Portage Equity Market Advisors, LLC

Jack Zedlitz, Managing Advisor

Phone: (405) 230-1182

Email: jzedlitz@portagellc.com

Website: www.portagellc.com

 4040 Broadway Street, Suite 305 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM